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                                                                   EXHIBIT 10.23
3/20/97


                        SIXTH AMENDMENT TO OFFICE LEASE

     THIS SIXTH AMENDMENT TO OFFICE LEASE is made this 21st day of March, 1997, by and between ALSCOR INVESTORS JOINT VENTURE, a Minnesota general partnership (hereinafter referred to as "Lessor"), and MGI PHARMA, INC., a Minnesota corporation (hereinafter referred to as "Lessee").

                               WITNESSETH THAT:

     WHEREAS, Lessor and Lessee have entered into that certain Office Lease dated August 7, 1989, as amended by Amendment to Office Lease dated October 30, 1989; Second Amendment to Office Lease dated May 3, 1991; Third Amendment to Office Lease dated September 23, 1992; Fourth Amendment to Office Lease dated September 23, 1992 and Fifth Amendment to Office Lease dated March 10, 1995, concerning that certain Premises located on the third floor of the East Wing of the Office Complex known and described as Opus Center located at 9900 Bren Road East, Minnetonka, Minnesota 55343; and

     WHEREAS, Lessee desires to extend the term of the Lease and Lessor has agreed to such extension upon the following terms and conditions.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The term of the Lease is hereby extended for a period of two (2) years, commencing October 1, 1997 and terminating September 30, 1999 (the "Second Renewal Term:).

     2. Base Rent during the Second Renewal Term for all of the Premises shall be payable at the rate of One Hundred Sixty-Five Thousand Two Hundred Forty-Two and 04/100 Dollars ($165,242.04) per annum, payable monthly, in equal installments of Thirteen Thousand Seven Hundred Seventy and 17/100 Dollars ($13,770.17).

     3. During the Second Renewal Term, the so-called "stops" for "excess Real Estate Taxes" and for "Excess Operating Expenses" set forth in Subparagraphs A.3 and A.5., respectively, of said Article II shall each be Zero Dollars ($0.00).

     4. The Premises is being leased during the Second Renewal Term in its "as is" condition as of commencement of the Second Renewal Term; provided, however, Lessor shall provide a tenant improvement allowance of Nineteen
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Thousand Nine Hundred Seventy-Five and 00/100 Dollars ($19,975.00) to Lessee for
"Tenant Improvements to be selected by Lessee subject to the provisions of
Article VIII of the Lease and to be installed in the Premises by Lessor and paid for by Lessee subject to Lessor's providing an allowance in the aforesaid amount. Such Tenant Improvements shall be installed by Lessor subsequent to completion of appropriate design documentation and agreement between Lessor and Lessee as to the price of the Tenant Improvements to be installed. In the event Lessee desires any Tenant Improvements having a price in excess of the allowance, Lessee shall pay such excess in cash to Lessor upon substantial completion. In the event Lessee does not utilize all of the aforesaid allowance for Tenant Improvements, Lessee shall not be entitled to any rebate, credit or reduced rent for the amount of said unutilized allowance.

     5. Paragraph 5 of said Fifth Amendment to Office Lease dated March 10, 1995 is hereby deleted and of no further force and effect.

     6. Lessee represents that Lessee has dealt directly with, and only with, Normandale Properties, Inc. and Woodbridge Partners Inc., as brokers in connection with this Sixth Amendment to Office Lease, and that insofar as Lessee knows, no other broker negotiated or participated in negotiations thereof or is entitled to any commission in connection therewith. Lessee agrees that Lessee shall be responsible for the payment of any commission due to Woodbridge Partners Inc. in connection with this Sixth Amendment to Office Lease.

     7. Except as amended herein, all other terms of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to Office Lease as of the day and year first above written.


ALSCOR INVESTORS JOINT VENTURE           MGI PHARMA, INC.
(Lessor)                                 (Lessee)
By Opus Corporation, General Partner

/s/ Mark Rauenhorst                      By      /s/Lori-jean Gille
                                           -------------------------------------
Mark Rauenhorst, President                  Its Vice President, General Counsel

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